Exhibit 4.40
CLIFFORD CHANCE LLP

DATED 28 MARCH 2018
SIBANYE GOLD LIMITED AS ISSUER STILLWATER MINING COMPANY KROONDAL OPERATIONS PROPRIETARY LIMITED AS GUARANTORS AND BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED AS TRUSTEE
SUPPLEMENTAL TRUST DEED RELATING TO THE USD 450,000,000 1.875 PER CENT. GUARANTEED CONVERTIBLE BONDS DUE 2023

CONTENTS
Clause	Page
1.	Definitions	1
2.	Amendments to Principal Trust Deed	2
3.	Effect of Supplemental Trust Deed	2
4.	Counterparts	2
5.	Expenses	2
6.	Governing Law	2
7.	Contracts (Rights of Third Parties) Act 1999	2

THIS SUPPLEMENTAL TRUST DEED is made on 28 March 2018

BETWEEN:

(1)	SIBANYE GOLD LIMITED, a public company with limited liability incorporated under the laws of the Republic of South Africa (the "Issuer");
(2)	STILLWATER MINING COMPANY, a corporation incorporated under the laws of the State of Delaware (the "Delaware Guarantor");
(3)

KROONDAL OPERATIONS PROPRIETARY LIMITED, a private company with limited liability incorporated under the laws of the Republic of South Africa (together with the Delaware Guarantor, the "Guarantors"); and

(4)

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at One Canada Square, London E14 5AL, United Kingdom (the "Trustee",  which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Bondholders.

WHEREAS:

(A)

On 26 September 2017, the Issuer issued the USD 450,000,000 1.875 per cent. Guaranteed Convertible Bonds due 2023 guaranteed by the Guarantors (the "Bonds"), which were constituted by the principal trust deed dated 26 September 2017 (the "Principal Trust Deed").

(B)	The Issuer and the Guarantors have requested that the Trustee enters into this supplemental trust deed in order to correct the adjustment formula set out in Condition 6.3(c) of the Bonds.
(C)

The Issuer and the Guarantors have confirmed to the Trustee that they do not consider the amendments contemplated by this Supplemental Trust Deed to be materially prejudicial to the interests of Bondholders, and the Trustee has entered into this Supplemental Trust Deed in reliance on the powers conferred on it by Clause 19.2 (Modification) of the Principal Trust Deed.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.DEFINITIONS

In this Supplemental Trust Deed unless there is anything in the subject or context inconsistent therewith, words not defined herein shall have the meaning given to them in the Principal Trust Deed.

2.AMENDMENTS TO PRINCIPAL TRUST DEED

In Condition 6.3(c) of Schedule 2 to the Principal Trust Deed, the fraction:

shall be deleted and replaced with:

3.EFFECT OF SUPPLEMENTAL TRUST DEED

3.1This Supplemental Trust Deed is supplemental to the Principal Trust Deed, and save as expressly provided herein the Principal Trust Deed shall continue in full force and effect.

3.2With effect from the date of this Supplemental Trust Deed, the Principal Trust Deed and this Supplemental Trust Deed shall be read and construed together as one deed.

3.3A memorandum of this Supplemental Trust Deed shall be endorsed on the original of the Principal Trust Deed by the Trustee and on the duplicate thereof by the Issuer.

4.COUNTERPARTS

This Supplemental Trust Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Supplemental Trust Deed may enter into the same by executing and delivering a counterpart.

5.EXPENSES

The Issuer agrees to pay the Trustee its properly incurred expenses in connection with the preparation, negotiation and execution of this Supplemental Trust Deed including without limitation, all applicable taxes thereon.

6.GOVERNING LAW

This Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

7.CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Supplemental Trust Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Supplemental Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Supplemental Trust Deed has been executed as a deed by the Issuer, the Guarantors and the Trustee and delivered on the date first stated above.

SIGNATORIES

Issuer

EXECUTED as a DEED by

SIBANYE GOLD LIMITED

acting by:

/s/:Charl Keyter

Guarantors

EXECUTED as a DEED by

STILLWATER MINING COMPANY

acting by:

/s/: Charl Keyter

EXECUTED as a DEED by

KROONDAL OPERATIONS PROPRIETARY LIMITED

acting by:

/s/: Charl Keyter

Trustee

EXECUTED as a DEED by:

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

acting by:

/s/: Thomas Vanson

Authorised Signatory

/s/: Maria Bertolin

Authorised Signatory

Witnessed by:

Name: /s/: Charlotte Davidson

Vice President

Address: One Canada Square, London E14 5AL, United Kingdom